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                                                                 EXHIBIT 3(i)(b)

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  VIATEL, INC.


          VIATEL, INC., a Delaware corporation (the "Corporation") organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify that:

          (1) The original Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on September 16, 1994. A Certificate of Amendment of Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on December 16, 1994 (together, with the original Certificate of Incorporation, the "Amended Certificate").

          (2) The Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law by the Corporation's Board of Directors on October 11, 1996 and its stockholders on October 11, 1996.

          (3) The Amended Certificate is hereby further amended as follows: (i) to provide for a 3-for-2 reverse stock split of the Corporation's Common Stock, $.01 par value per share; (ii) to eliminate the Corporation's authorized shares of Series A Common Stock, $.01 par value per share, (iii) to authorize a total of 1,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"); and (iv) to provide for the division of the Corporation's Board of Directors into three classes.

          (4) Except for (i) the inclusion of the foregoing amendments; (ii) the omission of matters of historical interest only; and (iii) the renumbering of the Amended Certificate to effect the omission of such matters, there are no discrepancies between the provisions of the Amended Certificate and the provisions of this Amended and Restated Certificate of Incorporation.

          The text of the Amended Certificate is restated with the amendments described above, effective as of 9:00 a.m. on October 18, 1996, to read as follows:


                                    ARTICLE I

          The name of the corporation (the "Corporation") is:  VIATEL, INC.


                                   ARTICLE II

          The address of the registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle. The name of the registered agent at such address is the Corporation Service Company.


                                   ARTICLE III
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          The nature of the business and purpose of the Corporation shall be to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                   ARTICLE IV

          The total authorized capital stock of the Corporation shall be Fifty-One Million (51,000,000) shares consisting of Fifty Million (50,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and One Million (1,000,000) shares of Preferred Stock.

          Upon the filing of this Amended and Restated Certificate of Incorporation, the Corporation's shares of Common Stock, par value $.01 per share, issued and outstanding immediately prior to the filing of this Amended and Restated Certificate of Incorporation (the "Old Common Stock") shall be changed so that every three (3) shares of Old Common Stock will automatically, and without any action on the part of the holder thereof, be converted into two
(2) shares of Common Stock; PROVIDED, HOWEVER, that no fractional shares shall be issued pursuant to such conversion and no payment shall be made for any fractional shares.

          The following is a statement fixing certain of the designations and the powers, voting rights, preferences and relative, participating, optional and other rights of the Preferred Stock and the Common Stock of the Corporation, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly granted to the Board of Directors of the Corporation to fix any such provisions not fixed by this Amended and Restated Certificate of Incorporation:

          A.   Preferred Stock.
               ---------------

               The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issue of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time, in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting rights, designations, preferences and relative, participating, optional or other special rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively, the "Series Terms"), shall be such as are stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock (the "Series Terms Resolution") adopted by the Board of Directors. The powers of the Board of Directors with respect to the Series Terms of a particular series (any of which powers may by resolution of the Board of Directors be specifically delegated to one or more of its committees, except as prohibited by law) shall include, but not be limited to, determination of the following:

               (1) The number of shares constituting that series and the distinctive designation of that series;

               (2) The dividend rate on the shares of that series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment
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          of dividends on shares of that series;

               (3) Whether that series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

               (4) Whether that series shall have conversion privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion upon the occurrence of such events as the Board of Directors shall determine;

               (5) Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

               (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

               (8) The conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation;

               (9) The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation; and

               (10) Any other designation, preference, power and right and any qualification, limitation or restriction thereon as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law.

          Any of the Series Terms, including voting rights, of any series may be made dependent upon facts ascertainable outside this Amended and Restated Certificate of Incorporation and the Series Terms Resolution, provided that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in this Amended and Restated
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Certificate of Incorporation or in the Series Terms Resolution.

          B.   Common Stock.
               ------------

               (1) Subject to the rights of the holders of shares of any series of Preferred Stock set forth in any Series Terms Resolution, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock of the Corporation.

               (2) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the Corporation and the payment or setting aside for payment of any preferential amount due to the holders of shares of any series of Preferred Stock, the holders of Common Stock, subject to the rights of the holders of any share of any class of stock or series ranking on a parity with the Common Stock as to the payment or distribution in such event, shall be entitled to receive ratably any and all assets of the Corporation remaining to be paid or distributed.

          C.   Voting.
               ------

          Subject to the rights of the holders of shares of any series of Preferred Stock set forth in any Series Terms Resolution or provided by law, the holders of the Common Stock of the Corporation shall be entitled at all meetings of stockholders to one vote for each share of such stock held by them.

          D.   Retirement of Shares.
               --------------------

          Unless otherwise provided in a Series Terms Resolution with respect to a particular series of Preferred Stock, all shares of Preferred Stock and all shares of Common Stock redeemed or acquired by the Corporation (as a result of conversion or otherwise) shall be retired and restored to the status of authorized but unissued shares.

          E.   No Preemptive Rights.
               --------------------

          Unless otherwise provided with respect to a particular series of Preferred Stock in a Series Terms Resolution, no holder of shares of capital stock of the Corporation shall have any preemptive or other similar right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of capital stock of the Corporation, whether now or hereafter authorized, or any warrant, option, bond, debenture or other security convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of capital stock of the Corporation.


                                    ARTICLE V

          The Corporation shall exist perpetually unless dissolved according to law.
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                                   ARTICLE VI

          In furtherance and not in limitation of the powers conferred by statute, the Bylaws of the Corporation may be made, altered, amended or repealed by the Board of Directors.

                                   ARTICLE VII

          A.   General Power of Board of Directors.
               -----------------------------------

               The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors. The number of directors may be increased or decreased by the Board of Directors from time to time as provided in the Bylaws of the Corporation.

          B.   Classified Board of Directors.
               -----------------------------

               The Board of Directors of the Corporation shall be divided into three classes designated as Class A, Class B and Class C, each initially composed of two persons. Upon any change in the size of the Board of Directors, each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors.

          The initial term of office of Class A directors shall expire at the next annual meeting of stockholders of the Corporation following the filing of this Amended and Restated Certificate of Incorporation; the initial term of office of Class B directors shall expire at the second annual meeting of stockholders of the Corporation following the filing of this Amended and Restated Certificate of Incorporation; and the initial term of office of Class C directors shall expire at the third annual meeting of stockholders of the Corporation following the filing of this Amended and Restated Certificate of Incorporation. The initial designation of directors among Class A, Class B and Class C shall be made by the Board of Directors. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her resignation or removal. Any vacancy on the Board of Directors for any reason shall be filled in accordance with the Bylaws of the Corporation.

                                  ARTICLE VIII

          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the
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stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE IX

          No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for any act or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. The foregoing sentence notwithstanding, if the General Corporation Law is hereafter amended to authorize further limitations of the liability of a director of a corporation, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE X

          The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under
Section 145 from and against any and all expense, liability, or other matter referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other right to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   ARTICLE XI

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.



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          IN WITNESS WHEREOF, VIATEL, INC. has caused this Amended and
Restated Certificate of Incorporation to be signed by its duly authorized officer this 11th day of October, 1996.



                              /s/ Michael J. Mahoney
                              ------------------------------------------
                               Michael J. Mahoney,
                               President and Chief Operating Officer